Exhibit 99.1

FOR IMMEDIATE RELEASE

Pamela M. Murphy

Vice President, Investor Relations/Corporate Communications

302/498-6944

Incyte Reports 2010 Financial Results;

Provides 2011 Key Objectives and Financial Guidance

—Positive clinical results and strong financial position advance

Company towards commercialization —

Conference Call Scheduled Today at 8:30 a.m. ET

WILMINGTON, DE — February 10, 2011 - Incyte Corporation (Nasdaq:INCY) today reported fourth quarter and full year 2010 financial results, provided 2011 key objectives, and announced its 2011 financial guidance.

“The advancements made in all of our clinical programs in 2010 were remarkable, especially the results of the COMFORT-I trial, and have positioned us for continued success in 2011,” stated Paul A. Friedman, M.D., Incyte’s President and Chief Executive Officer.  “Armed with positive data from the trial of ‘424 in myelofibrosis, our efforts will be directed towards gaining approval in this indication and effectively launching our first commercial product by late this year.  Concurrently, we will continue to leverage our core drug discovery and development strengths to expand and build the pipeline, essential for long-term growth.”

Dr. Friedman added, “We recently learned that ruxolitinib has been published by the World Health Organization as the recommended International Nonproprietary Name, or global generic name, for INCB18424.”

The Company concluded 2010 with significant accomplishments in its most advanced programs:

JAK1/JAK2 Inhibitor: ruxolitinib for Myeloproliferative Neoplasms

•                  Reported positive top-line results from the pivotal Phase III registration trial, COMFORT-I, conducted under a Special Protocol Assessment (SPA) agreement with the United States Food and Drug Administration

•                  Initiated a joint global Phase III trial, RESPONSE, under an SPA agreement, with our collaboration partner Novartis, in patients with advanced polycythemia vera

JAK1/JAK2 Inhibitor: INCB28050 (now known as LY3009104) for Rheumatoid Arthritis (RA)

•                  Presented positive Phase IIa six-month results in patients with active RA at the American College of Rheumatology meeting

•                  Initiated, by our collaboration partner Lilly, a dose-ranging Phase IIb trial in RA patients

Fourth Quarter Financial Highlight

•                  Recorded and received $69.0 million in milestones under our collaborative agreements

Key Objectives for 2011 Include:

ONCOLOGY

JAK1/JAK2 Inhibitor: ruxolitinib

Myelofibrosis (MF)

•                  Submit the New Drug Application for MF in the first half of the year

•                  Present results from the COMFORT-I Phase III U.S. trial in the first half of the year

•                  Launch ruxolitinib in MF in the U.S. in late 2011

•                  Key alliance objective: Novartis to present results from the COMFORT-II Phase III European trial and submit the Marketing Authorization Application

Polycythemia Vera (PV)

•                  Complete enrollment in the joint global Phase III trial, RESPONSE, in late 2011

Additional clinical activities

•                  Continue support of several investigator sponsored Phase I/II trials in:

•                  Advanced hematologic malignancies

•                  Acute lymphocytic leukemia and acute myeloid leukemia

•                  Solid tumors/hematological malignancies in pediatric patients

•                  Initiate Phase II trial in lymphoma

•                 Initiate Phase II trial in pancreatic cancer

Sheddase Inhibitor: INCB7839

•                  Complete the tissue analyses for the p95 assay validation and finalize interpretation of the Phase II data in HER2-positive breast cancer patients in the second quarter and then determine the design of a Phase III program

Early Stage Programs

•                  cMET Inhibitor, INCB28060: complete an initial Phase I/II trial in patients with solid tumors and transfer the program to Novartis

•                  IDO Inhibitor, INCB24360:  complete dose-ranging study and establish dose levels for Phase II clinical trials

•                  Discovery: file an Investigational New Drug Application (IND) for a novel oncology compound and initiate Phase I trial

INFLAMMATION

JAK1/JAK2 Inhibitor: LY3009104

•                  Key alliance objective:  complete enrollment in Phase IIb trial in RA in the second half of the year

2010 Fourth Quarter and Full Year Financial Results

Cash Position

As of December 31, 2010, cash, cash equivalents and marketable securities totaled $424.2 million compared to $473.9 million as of December 31, 2009.  These amounts exclude $37.9 million and $56.2 million, respectively, of restricted cash held in an escrow account reserved for interest payments through October 2012 on the 4.75% Convertible Senior Notes due 2015.  The Company used $154.3 million of cash in the year ended December 31, 2010. Excluded from this amount are $158.6 million of cash used for the redemption of the remaining 3 1/2% Convertible Senior and Subordinated Notes, $11.2 million of proceeds from stock option exercises, and $252.0 million in upfront and milestone payments received, consisting of:

•                  a $60.0 million milestone payment related to the collaborative agreement with Novartis for the initiation of the COMFORT-II clinical trial and a $50.0 million milestone payment related to the initiation of RESPONSE, the joint global Phase III polycythemia vera clinical trial;

•                  a $90.0 million upfront payment, and milestone payments of $30.0 million and $19.0 million related to the collaborative agreement with Lilly; and

•                  a $3.0 million milestone payment related to the collaborative agreement with Pfizer.

Net Income/Loss

Quarter Ended December 31, 2010

Net income for the fourth quarter ended December 31, 2010 was $32.5 million, or $0.26 and $0.24 per basic and diluted share, as compared to a net loss of $88.4 million, or $0.74 per share, for the same period in 2009. The increase from a net loss in the fourth quarter of 2009 to net income in the fourth quarter of 2010 is primarily due to $69.0 million of milestone payments from our collaborative partners recognized in the fourth quarter of 2010 and a one-time non-cash charge of $34.3 million recognized in the fourth quarter of 2009 related to a mark-to-market adjustment in the value of the embedded derivative liability related to the 4.75% Convertible Senior Notes.

Also included in net income for the quarter ended December 31, 2010 was $4.1 million of non-cash expense related to the impact of expensing employee stock options, compared to $1.9 million for the same period in 2009.

Year Ended December 31, 2010

Net loss for the full year 2010 was $31.8 million, or $0.26 per basic and diluted share as compared to a net loss of $211.9 million, or $2.06 per basic and diluted share, for the full year 2009.  Included in net loss for the year ended December 31, 2010 was a non-cash charge of $4.0 million related to the redemption of the 3 1/2% Convertible Senior and Subordinated Notes.

Included in net loss for the year ended December 31, 2009 were the following:

•                  the aforementioned $34.3 million one-time non-cash charge associated with the 4.75% Convertible Senior Notes; and

•                  a non-cash charge of $5.7 million related to the repurchase of 3 1/2% Convertible Senior and Subordinated Notes.

Also included in net loss for the year ended December 31, 2010 was $14.9 million of non-cash expense related to the impact of expensing employee stock options, compared to $10.0 million for the same period in 2009.

Revenues

Total revenues for the quarter ended December 31, 2010 were $85.9 million as compared to $6.9 million for the same period in 2009. The increase was primarily the result of $16.7 million of revenues recognized from the continuing amortization of the upfront payments received under the Novartis and Lilly collaborative agreements, a $50.0 million milestone payment from Novartis related to the initiation of RESPONSE and a $19.0 million milestone payment from Lilly related to the initiation of the Phase IIb trial in RA.

Total revenues for the full year ended December 31, 2010 were $169.9 million as compared to $9.3 million for the same period in 2009. The increase was primarily the result of the receipt of a $50.0 million milestone payment from Novartis related to the initiation of RESPONSE, milestone payments of $30.0 million and $19.0 million from Lilly in connection with the JAK1/JAK2 inhibitor, LY3009104, a $3.0 million milestone payment from Pfizer for the CCR2 antagonist program and $67.0 million of revenues recognized from the continuing amortization of the upfront payments received under the Novartis and Lilly collaborative agreements.

Operating Expenses

Research and development expenses for the quarter ended December 31, 2010 were $32.8 million, as compared to $34.3 million for the same period in 2009. Included in research and development expenses for the quarter ended December 31, 2010 was a non-cash expense of $2.7 million related to the impact of expensing employee stock options, as compared to $1.3 million for the same period in 2009.

Research and development expenses for the full year 2010 were $123.9 million, as compared to $119.4 million for 2009. Included in research and development expenses for the full year 2010 was a non-cash expense of $10.0 million related to the impact of expensing employee stock options, as compared to $7.1 million for 2009.

The increase in research and development expenses for full year 2010 was due to advancement of the Company’s pipeline. The Company expects its research and development expenses to vary from quarter to quarter, primarily due to the timing of its clinical development activities.

Selling, general and administrative expenses for the quarter ended December 31, 2010 were $10.8 million, as compared to $13.8 million for the same period in 2009. The decrease was primarily due to legal and transaction costs in the fourth quarter of 2009 related to the Novartis and Lilly collaborative agreements.  Included in selling, general and administrative expenses for the quarter ended December 31, 2010 was a non-cash expense of $1.4 million related to the impact of expensing employee stock options, as compared to $0.6 million for the same period in 2009.

Selling, general and administrative expenses for the full year 2010 were $32.3 million, as compared to $27.6 million for 2009. Included in selling, general and administrative expenses for the full year 2010 was a non-cash expense of $4.9 million related to the impact of expensing employee stock options, as compared to $2.9 million for 2009.

Increased selling, general and administrative expenses for the full year 2010 reflected the Company’s preparation for the potential commercialization of ruxolitinib for MF.

Interest Expense

Interest expense for the quarter and full year ended December 31, 2010 was $10.6 million and $43.3 million, respectively, as compared to $12.9 million and $32.1 million for the comparable periods in 2009. Included in interest expense for the quarter and the year ended December 31, 2010, was $5.6 million and $23.4 million, respectively, of non-cash charges to amortize the discount on the Company’s convertible senior notes, as compared to $5.7 and $12.7 million for the same periods in 2009.  Increased interest expense for the full year 2010 is primarily attributable to the increase in coupon interest and the accretion of the discount related to our 4.75% Convertible Senior Notes.

2011 Financial Guidance

The Company expects cash use in 2011 to range from $185 million to $200 million, not including any potential milestones from its collaborative partners or proceeds from stock option exercises. This increase as compared to 2010 is primarily a result of the Company’s increased investments in sales and marketing and its clinical pipeline, particularly ruxolitinib in MF, PV and additional indications, advancement of its earlier stage compounds, the portion of its clinical development costs for the ongoing Phase IIb trial with Lilly for LY3009104 for rheumatoid arthritis, and commercial preparation for the launch of ruxolitinib in MF. Excluded from this guidance is the use of restricted cash escrowed for 2011 interest payments on the Company’s 4.75% Convertible Senior Notes. The Company’s guidance is as follows:

•                  revenues of $67 million, consisting of amortization of deferred revenue related to the Company’s collaborations with Novartis and Lilly, but excluding any potential milestones received from collaborations;

•                  research and development expenses of $175 - $185 million, including a non-cash expense of $18 - $20 million related to the impact of expensing employee stock options;

•                  selling, general and administrative expenses of $50 - $55 million, including a non-cash expense of $10 - $12 million related to the impact of expensing employee stock options; and

•                  interest expense of approximately $44 million, including a non-cash expense of $25 million related primarily to the amortization of the discount on the 4.75% Convertible Senior Notes.

Conference Call Information

Incyte will hold its fourth quarter/year-end 2010 financial results conference call this morning at 8:30 a.m. ET.  To access the conference call, please dial 877-407-8037 for domestic callers or 201-689-8037 for international callers.  When prompted, provide the conference identification number, 366256.

If you are unable to participate, a replay of the conference call will be available for thirty days.  The replay dial-in number for the U.S. is 877-660-6853 and the dial-in number for international callers is

201-612-7415.  To access the replay you will need the conference account number 278 and the identification number 366256.

The conference call will also be webcast live and can be accessed at www.incyte.com under Investor Relations, Events and Webcasts.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based drug discovery and development company focused on developing proprietary small molecule drugs for oncology and inflammation.  For additional information on Incyte, visit the Company’s web site at www.incyte.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to the remarkable advancements made in all of our clinical programs in 2010, especially the results of the COMFORT-I trial positioning us for continued success in 2011, directing our efforts towards gaining approval in MF and effectively launching our first commercial product by late this year, continuing our strategy of leveraging our core drug discovery and development strengths to expand and build the pipeline for long-term growth, the objectives to submit the New Drug Application for ruxolitinib in MF in the first half of the year, to present results from the Comfort-I Phase III U.S. trial in the first half of the year, and to launch ruxolitinib in MF in the U.S. in late 2011, the expectation that Novartis will present results from the COMFORT-II Phase III European trial and submit the Marketing Authorization Application, the objectives to complete enrollment in the global Phase III PV trial, RESPONSE in late 2011, to continue support of several investigator sponsored Phase I/II trials in advanced hematologic malignancies, acute lymphocytic leukemia and acute myeloid leukemia and in solid tumors/other hematologic malignancies in pediatric patients, our plans to initiate a Phase II trial in lymphoma and a Phase II trial in pancreatic cancer, plans for INCB7839 to complete the tissue analyses for the p95 assay validation and finalize interpretation of the Phase II data in the second quarter and determine the design of a Phase III program, plans to complete an initial Phase I/II trial with the cMET inhibitor INCB28060 in patients with solid tumors and our expectation to transfer the program to Novartis, plans to complete a dose-ranging study with the IDO Inhibitor INCB24360 and establish dose levels for Phase II clinical trials, to file an IND for another novel oncology compound and initiate a Phase I trial, our expectation that Lilly will complete enrollment in the Phase IIb trial in RA with the JAK1/JAK2 Inhibitor LY3009104 in the second half of the year, and financial guidance about expected cash use, revenues, research and development expenses, selling, general and administrative expenses and interest expense, are all forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the high degree of risk and uncertainty associated with drug development and clinical trials, the uncertainty associated with the regulatory approval processes, risks related to the timing of and patient enrollment in clinical trials, unanticipated developments in and risks related to the efficacy or safety of Incyte’s compounds in clinical trials, the results of further research and development, risks associated with Incyte’s dependence on its relationships with its collaboration partners, risks and uncertainties that may cause the parties not to achieve some or all of the commercial and developmental milestones set forth in the collaborative agreements, the risks related to market competition, changes in the timing of expenditures related to clinical development and sales and marketing activities, and other risks detailed from time to time in Incyte’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Incyte disclaims any intent or obligation to update these forward-looking statements.

INCYTE CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Contract revenues	$85,737	$5,755	$168,948	$5,755
License and royalty revenues	133	1,111	930	3,510

Total revenues	85,870	6,866	169,878	9,265

Costs and expenses:
Research and development	32,774	34,286	123,880	119,442
Selling, general and administrative	10,765	13,832	32,328	27,580
Other expenses	19	(29)	(379)	2,011

Total costs and expenses	43,558	48,089	155,829	149,033

Income (loss) from operations	42,312	(41,223)	14,049	(139,768)
Interest and other income, net	867	313	1,416	50
Interest expense	(10,637)	(12,875)	(43,323)	(32,125)
Loss on embedded derivative liability	—	(34,300)	—	(34,300)
Loss on repurchase of convertible senior and subordinated notes	—	(358)	(3,988)	(5,727)

Net income (loss)	$32,542	$(88,443)	$(31,846)	$(211,870)

Net income (loss) per share
Basic	$0.26	$(0.74)	$(0.26)	$(2.06)
Diluted	$0.24	$(0.74)	$(0.26)	$(2.06)
Shares used in computing basic and diluted net income (loss) per share
Basic	122,966	118,759	121,628	102,943
Diluted	180,204	118,759	121,628	102,943

INCYTE CORPORATION

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 31, 2010	December 31, 2009

Cash, cash equivalents, and short-term and long-term marketable securities	$424,168	$473,931
Total assets	489,581	712,390
Convertible senior notes(1)	276,445	308,059
Convertible subordinated notes	16,987	135,079
Total stockholders’ deficit	(88,644)	(102,384)

(1) Net of unamortized debt discount of $123.6 million and $147.5 million at December 31, 2010 and December 31, 2009, respectively.